                                  SCHEDULE 14A
                                 (RULE 14a-101)

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               VESTIN GROUP, INC.

                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               VESTIN GROUP, INC.
                              2901 EL CAMINO AVENUE
                             LAS VEGAS, NEVADA 89102

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 4, 2001


Dear Stockholders:

We invite you to attend the Annual Meeting of Stockholders of Vestin Group, Inc., a Delaware corporation (the "Company"), on September 4, 2001, at 1:00 p.m., Pacific Standard Time, at Bally's Hotel and Casino located at 3645 Las Vegas Blvd. South, Las Vegas, Nevada 89109. The purpose of the meeting is to:

1.      Elect nine (9) directors to serve for a one-year term;

2. Ratify the selection of Grant Thornton LLP as independent auditors for the Company; and

3. Transact any other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof. Management is presently aware of no other business to come before the Annual Meeting.

At the Annual Meeting you will hear a report on our operations and have a chance to meet your directors and executive officers.

The Board of Directors has fixed the close of business on July 19, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement(s) or adjournment(s) thereof. Shares may be voted at the meeting only if the holder is present at the meeting or by valid proxy.

This mailing includes the formal notice of the Annual Meeting, our 2000 Annual Report on Form 10-KSB and amendment thereto and the Proxy Statement for the Annual Meeting.

Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement.

By Order of the Board of Directors


/s/ Michael V. Shustek
Michael V. Shustek

Chairman of the Board


August __, 2001
Las Vegas, Nevada

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE
     COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE
        ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                            UNITED STATES OF AMERICA.

                               VESTIN GROUP, INC.
                              2901 EL CAMINO AVENUE
                             LAS VEGAS, NEVADA 89102


                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

     This Proxy Statement is being furnished to stockholders of Vestin Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 2001 Annual Meeting of Stockholders of the Company to be held on September 4, 2001, at 1:00 p.m., Pacific Standard Time, at Bally's Hotel and Casino located at 3645 Las Vegas Blvd. South, Las Vegas, Nevada 89109, and any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). A copy of the Notice of the Annual Meeting and the Company's Form 10-KSB Annual Report and amendment thereto filed with the Securities Exchange Commission on April 2, 2001 and April 30, 2001, respectively (the "Annual Report") accompanies this Proxy Statement. This Proxy Statement, the accompanying form of Proxy Card, the Notice of the Annual Meeting and the Annual Report are being mailed on or about August 6, 2001.

SOLICITATION AND VOTING OF PROXIES

     Only stockholders of record at the close of business on July 19, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 6,189,270 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), were issued and outstanding.

     The purpose of the Annual Meeting is to (i) elect directors, (ii) ratify the appointment of the Company's auditors, and (iii) conduct any other business properly raised before such meeting. Each stockholder present at the Annual Meeting, either in person or by proxy, will be entitled to one vote for each share of Common Stock held of record on the Record Date on each matter of business to be considered at the Annual Meeting. In order to conduct the business of the Annual Meeting, a majority of the Company's outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy (a "Quorum"). The nine (9) nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, will be elected as directors of the Company.

     All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted in accordance with the specifications a stockholder makes on his or her proxy with respect to any matter to be acted upon. If no specification is indicated and authority to vote is not specifically withheld, the shares will be voted: (i) "for" the election of the persons named in the proxy to serve as directors; and (ii) "for" ratification of the appointment of Grant Thornton, LLP, as the independent auditors of the Company for the year ending December 31, 2001. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a Quorum and have the same effect as "no" votes in determining whether the proposals to ratify the appointment of Grant Thornton is approved. The Board of Directors does not know of any matter other than the election of directors and the ratification of independent auditors that is expected to be presented for consideration at the Annual Meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written notice of revocation bearing a date later than the date of the proxy; (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(c) attending the Annual Meeting and voting in person, provided that the stockholder notifies the Secretary of the stockholder's intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the meeting, stockholders who own their shares in "street name" or through someone else, must obtain a special proxy card from their broker.

     The cost of soliciting proxies, including the cost of preparing and mailing the Notice of the Annual Meeting, the Proxy Statement, the Proxy Card and Annual Report will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all stockholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

                          ITEM 1. ELECTION OF DIRECTORS

The Company's Bylaws provide for not less than one nor more than 10 directors. Currently, the Company has nine (9) directors. All of the nominees are now Directors of the Company and have served continuously since their first election. The Board of Directors has nominated Lance K. Bradford, Michael V. Shustek, Stephen J. Byrne, Robert J. Aalberts, John E. Dawson, Robert L. Forbuss, Robert A. Groesbeck, James C. Walsh and Steve DuCharme for election as directors. The nine nominees receiving the highest number of votes cast at the Annual Meeting will be elected. The elected directors will hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

The Proxyholders intend to vote their proxies for the election of the Board's nominees unless the proxy provides instructions as to how the shares should be voted. If any nominee should become unavailable for any reason, which the Board of Directors does not anticipate, the proxies will be voted for any nominee(s) who may be selected by the Board of Directors prior to the Annual Meeting, or, if no such substitute is selected by the Board of Directors, for a motion to reduce the present membership to the number of nominees available. Set forth below is the name of each nominee, his age and his position in the Company.

NAME                       POSITION WITH THE COMPANY AND PRINCIPLE OCCUPATION
----                       --------------------------------------------------
Lance K. Bradford          Director, President and Treasurer
Age 34
Director since 1999

Michael V. Shustek         Director and Chief Executive Officer
Age 42
Director since 1999

Stephen J. Byrne           Director and Chief Operations Officer
Age 44
Director since 1999

Robert J. Aalberts         Director
Age 50
Director since 1999

John E. Dawson             Director
Age 43
Director since 2000

Robert L. Forbuss          Director
Age 52
Director since 2000

Robert A. Groesbeck        Director
Age 40
Director since 2000

James C. Walsh             Director
Age 60
Director since 2001

Steve DuCharme             Director
Age 54
Director since 2001

The principal occupation and business experience for each nominee for at least the last five years is as follows:

Lance K. Bradford has been the president of the Company since January 2001 and the Chief Financial Officer, Treasurer, and a director of the Company since April 1999. From 1999 to 2000, Mr. Bradford was also the Corporate Secretary of the Company. Since 1992, Mr. Bradford has been a partner in L.L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, in Reno, Nevada.

Michael V. Shustek has been a director of Vestin Mortgage, Inc., a wholly owned subsidiary of the Company ("Vestin Mortgage") as well as a Chairman of the Board of Directors, Chief Executive Officer and a director of the Company since April 1999. In 1995, Mr. Shustek founded Del Mar Mortgage ("Del Mar Mortgage"), and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. In 1997, Mr. Shustek founded Nevada First Bank, with the largest initial capital base of any new state chartered bank in Nevada's history. In 2000, Mr. Shustek co-authored a book, Trust Deed Investments, on the topic of private mortgage lending. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he has taught a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

Stephen J. Byrne has been the Chief Executive Officer of Vestin Mortgage and the Chief Operations Officer of the Company since January 2001. Mr. Byrne has also been a director of Vestin Mortgage since 1997 and of the Company since April 1999. From its inception in 1997 to 2000, Mr. Byrne was the President of Vestin Mortgage. From 1999 to 2000, Mr. Byrne also served as the President of the Company. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. In 1997, Mr. Byrne founded Capsource Inc., a predecessor of Vestin Mortgage, which he owned and operated before joining Del Mar Mortgage. From 1991 to 1997, Mr. Byrne served as Vice President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. Mr. Byrne served in various capacities with First Interstate Bank, including Manager of the Diversified Asset Group based in Las Vegas and the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

Robert J. Aalberts has been a director of the Company since April 1999. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; and he is the author of numerous legal articles dealing with various aspects of real estate, business and the practice of law. Mr. Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

John E. Dawson has been a director of the Company since March 2000. Since 1995, Mr. Dawson has been a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor's Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

Robert L. Forbuss has been a director of the Company since March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. From March 1998 through February 1999, he was the President of Medical Transportation of America. From February 1997 to March 1998, Mr. Forbuss was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, he was Senior Vice President of Laidlaw Medical Transportation, which had acquired Mercy Medical Services, Inc., a company that Mr. Forbuss founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services. Mr. Forbuss received his Bachelor of Arts in Public Administration and Political Science from California State University at Long Beach, California.

Robert A. Groesbeck has been a director of the Company since August 2000. Mr. Groesbeck received his Bachelor of Arts in Criminal Justice from the University of Nevada in 1985, his Juris Doctor from Thomas S. Cooley School of Law in 1990 and his Masters of Business Administration from National University in 1993. Mr. Groesbeck is the founder of Home Works, a full service home services company. From 1994 to June 2000, Mr. Groesbeck was the General Counsel of Republic Silver State Disposal, Inc. From 1993 to 1997, Mr. Groesbeck was the Mayor of Henderson, Nevada. Mr. Groesbeck currently serves on numerous charitable boards. He is currently engaged in the private practice of law.

James C. Walsh has been a director of the Company since January 2001. Mr. Walsh has practiced law in New York City since 1966, after receiving his law degree from the University of Alabama. Mr. Walsh specializes in the representation of professional athletes and entertainers. Mr. Walsh has been the exclusive attorney, agent and business manager of Joe Namath since 1969. Mr. Walsh is a member of the New York and Louisiana Bar Association.

Steve DuCharme has been a director of the Company since June 2001. From 1991 to January 2001, Mr. DuCharme served as an appointee to the Nevada State Gaming Control Board including two years as Chairman. From 1970 to 1990, Mr. DuCharme worked in the Las Vegas Metropolitan Police Department as a Sergeant and then as the Commander of the Crime Prevention Bureau. Mr. DuCharme received his Bachelor of Arts in Criminal Justice from the University of Nevada and an associate's degree in Law Enforcement from Clark County Community College. Mr. DuCharme is also a graduate of the Southern Police Institute at the University of Louisville in Kentucky.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES NAMED IN THIS PROPOSAL.

                       MEETINGS OF THE BOARD OF DIRECTORS

During fiscal 2000, the Board of Directors met eight times. All of the directors attended 100% of the meetings, except that Mr. Shustek was absent from one meeting.

During fiscal 2000, the Company had an Audit Committee consisting of Messrs. Dawson, Forbuss, Aalberts, Groesbeck and Fine (retired from the Board of Directors in March 2000). Mr. Dawson was the Chairman of the Audit Committee. The principal responsibilities of the Audit Committee include recommending independent auditors, reviewing with such auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures and reviewing and monitoring the provision of non-audit services by the Company's auditors. The members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards. During fiscal 2000 the Audit Committee had two (2) meetings.

During fiscal 2000, the Company had a Compensation Committee consisting of Messrs. Byrne, Aalberts, Dawson and Fine (resigned March 2000). Mr. Aalberts was the Chairman of the Compensation Committee. The Compensation Committee oversees the design and implementation of all compensation, stock options, bonus plans, retirement plans and other compensation related issues for the Company. During fiscal 2000, the Compensation Committee had one (1) meeting.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee has discussed with management, Grant Thornton ("GT"), the Company's principal independent accountants, and L.L. Bradford & Company ("LLB"), the accountants which perform the internal audit function for the Company, the adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the Audit Committee has discussed and reviewed with GT all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, and, with and without management present, discussed and reviewed the results of GT's examination of the consolidated financial statements. The Audit Committee has also discussed the results of any internal audit findings with LLB.

The Audit Committee has received from GT the written disclosures and a letter describing all relationships between GT and the Company that might bear on GT's independence consistent with the Independence Standards Board Standard No.1, Independence Discussions with Audit Committees. The Audit Committee has discussed with GT any relationships or services that may impact the objectivity and independence of GT.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year 2000 to be filed with the Securities and Exchange Commission.


                                                  John E. Dawson
                                                  Robert L. Forbuss
                                                  Robert J. Aalberts
                                                  Robert A. Groesbeck

                    SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 31, 2001 by all persons known by the Company to own more than 5% of the Company's outstanding Common Stock, as well as by each director and executive officer who owns shares of Common Stock and by all directors and officers as a group: Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

                                        COMMON STOCK           PERCENT OF
                                        BENEFICIALLY          COMMON STOCK
NAME AND ADDRESS(1)                       OWNED(2)         BENEFICIALLY OWNED
----------------                        ------------       ------------------
Michael V. Shustek
Chairman, Chief
Executive Officer and Director          3,770,000(3)              56.4%

Stephen J. Byrne                          130,200(4)               2.0%
Chief Operations Officer;
Director

Ira S. Levine                              75,100(5)               1.2%
Executive Vice President of Legal and
Corporate Affairs;
Secretary

Peggy S. May                               50,200(6)                 *
President of Vestin Mortgage

Lance K. Bradford                          30,000(7)                 *
President, Chief Financial Officer,
Treasurer and Director

Stephen A. Schneider                           --                    *
Vice President of Vestin Mortgage

Michael J. Whiteaker                       16,867(8)                 *
Vice President of Regulatory Affairs

Robert J. Aalberts                          6,000(9)                 *
Director

Robert W. Fine                            400,000                  6.5%
28880 Trenton Court
Bonita Springs, Florida 34134

John E. Dawson                             13,200(10)                *
Director

Robert L. Forbuss                           5,000(11)                *
Director

Robert A. Groesbeck                         5,000(12)                *
Director

James C. Walsh                          1,200,000(13)             16.2%
Director

Steve DuCharme                                 --                    *
Director

All directors and                       5,301,567(14)             65.3%
executive officers as
a group (12/13 persons)

*     Less than 1%

(1) Unless stated otherwise, the address of the Directors, Officers and beneficial owners is 2901 El Camino Avenue, Las Vegas, Nevada 89102.

(2)   Based upon 6,189,270 shares outstanding as of March 31, 2001.

(3)   Includes warrants to purchase 500,000 shares of Common Stock.

(4)   Includes options to purchase up to 100,000 shares of Common Stock.

(5)   Includes options to purchase up to 75,000 shares of Common Stock.

(6)   Includes options to purchase up to 10,000 shares of Common Stock.

(7) Mr. Bradford's ownership decreased from 350,000 (fiscal 1999) to 30,000 (fiscal 2000) as a result of the divestiture of L. L. Bradford & Company.

(8)   Includes options to purchase up to 16,667 shares of Common Stock.

(9)   Includes options to purchase up to 5,000 shares of Common Stock.

(10)  Includes options to purchase up to 5,000 shares of Common Stock.

(11)  Includes options to purchase up to 5,000 shares of Common Stock.

(12)  Includes options to purchase up to 5,000 shares of Common Stock.

(13) Includes warrants to purchase up to 1.2 million shares of Common Stock granted to Planned Licensing, Inc. ("PLI"). Mr. Walsh has a majority equity interest in PLI.

(14) Includes warrants and options to purchase up to 1,921,667 shares of Common Stock.

              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND

                       OTHER TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 2000 to the Company's Chief Executive Officer and the three next most highly compensated executive officers whose compensation for the fiscal year ended December 31, 2000 exceeded $100,000 (the "Named Officers"). No other executive officer received compensation in excess of $100,000 for fiscal year ended December 31, 2000.

Summary Compensation Table

                                        Annual Compensation            Long Term Compensation
                                        -------------------            ----------------------
                                                                                            All Other
Name and Position              Year    Salary($)     Bonus($)      Other        Awards     Compensation
-----------------              ----    ---------     --------      -----        ------     ------------

                                                                               Securities
                                                                               Underlying
                                                                              Options/SARS
                                                                              ------------
Michael V. Shustek(1)          2000      884,500       40,000            0      500,000            0
Chairman and Chief
Executive Officer

Stephen J. Byrne(1)            2000      240,000      142,081            0      100,000            0
Chief Operations Officer

Lance K. Bradford              2000      228,994            0            0            0            0
President

Peggy S. May                   2000      118,800       13,500            0       10,000            0
President, Vestin Mortgage

(1) The compensation for Messrs. Shustek and Byrne include compensation for services rendered to Vestin Mortgage and other affiliates of the Company. Mr. Shustek received $360,000 of his total compensation for services rendered to Vestin Mortgage; Mr. Byrne received $286,515 of his total compensation for services rendered to Vestin Mortgage.

OPTION GRANTS

        The following Option/SAR Grants Table sets forth the individual grants of stock options made in fiscal 2000 to the Named Officers.

                         Number of Securities         % of Total Options/SARS
                         Underlying Options/SARS      Granted to Employees in
Name                     Granted (#)                  Fiscal 2000                  Exercise Price ($/Share)      Expiration Date
----                     -----------------------      -----------------------      ------------------------      ---------------
Michael V. Shustek       500,000                       51.9%                        $4                             10/31/10
Stephen J. Byrne         100,000                       10.4$                        $4                             10/31/10
Peggy S. May             10,000                        1.0%                         $4                             10/31/10

DIRECTORS FEES AND EMPLOYMENT AGREEMENTS

The Company's employees receive no extra pay for serving as directors. Each non-employee director receives $1,500 per meeting plus options to acquire up to 15,000 shares of the Company's Common Stock at the then fair market value on the later of the date the director is elected to the Board or the date the option is approved by the Company's stockholders and the underlying shares are registered. The Company provides directors' and officers' liability insurance of $5,000,000 and has also agreed to indemnify each director to the fullest extent of Delaware law.

Michael V. Shustek entered into an Employment Agreement with the Company in December 1999. Pursuant to the agreement, Mr. Shustek is employed as Chief Executive Officer of the Company and receives a minimum annual salary of $884,500 and such additional salary as the Board of Directors deems appropriate. Mr. Shustek is also entitled to the use of an automobile and a living allowance in the amount of $1,000 per month during the term of the agreement. The agreement additionally provides that Mr. Shustek is to receive a minimum of 200,000 shares pursuant to the Company's 2000 Stock Option Plan and warrants to purchase 500,000 shares of the Company's Common Stock per year during the term of the Agreement. The agreement terminates on November 30, 2002, but will continue for successive one-year periods unless either the Company or Mr. Shustek provides thirty days notice.

Stephen J. Byrne entered into an Employment Agreement with the Company to serve as Chief Operating Officer of the Company on April 1, 2000. Pursuant to the agreement, Mr. Byrne shall receive an annual salary of $240,000 and such additional salary as the Board of Directors deems appropriate. Mr. Byrne is also entitled to the use of an automobile and a living allowance in the amount of $1,000 per month during the term of the agreement. In addition, the agreement provides that Mr. Byrne is to receive a minimum of 100,000 shares pursuant to the Company's 2000 Stock Option Plan. The agreement terminates March 31, 2003 but will continue for successive one-year periods unless either the Company or Mr. Byrne provides thirty days notice.

Lance K. Bradford entered into an Employment Agreement with the Company on April 1, 2000 to serve as Chief Financial Officer of the Company. Pursuant to the agreement, Mr. Bradford shall receive an annual salary of $296,000 and such additional salary as the Board of Directors deems appropriate. Mr. Bradford shall also receive an automobile and a living allowance in the amount of $1,000 per month during the term of the agreement. The agreement terminates March 31, 2003 but will continue for successive one-year periods unless either the Company or Mr. Bradford provides thirty days notice.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 27, 1999, the Company entered into a non-renewable transition agreement (the "Agreement") with Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder. The Agreement required the Company to pay Del Mar Mortgage 25% of loan origination fees earned from April 27, 1999 through October 26, 1999 and 12.5% of such fees from October 27, 1999 through April 26, 2000. The Agreement also requires the Company to remit to Del Mar Mortgage all future loan servicing and extension fees recognized on loans placed by the Company prior to April 27, 1999. The Agreement terminated on April 26, 2000. The Company incurred $286,580 and $2,597,641 in fees related to the Agreement for the years ended December 31, 2000 and 1999, respectively.

The Company has approximately $333,000 due from the majority stockholder and approximately $22,000 due from affiliates of the Company as of March 31, 2001. These balances bear no interest and are due on demand. The Company also has notes receivable of $1,064,000, which includes a $251,000 note from an employee of the Company dated April 19, 2000. The note is unsecured, matures on April 19, 2004 and bears interest at 10%. Interest only payments are made on a semi-annual basis with the principal along with any accrued interest due as a lump sum on the date of maturity

On March 31, 2000, the Company consummated a merger with L.L. Bradford & Company acquiring all of LLB's capital stock in exchange for 800,000 shares of the Company's common stock. LLB operates as a certified public accounting and consulting practice in the State of Nevada. The Company accounted for this business combination as a pooling of interests. As a result of the Company's change in business focus in December 2000, the Company consummated a Purchase Agreement on January 1, 2001 with the former shareholders of LLB, whereby, the Company repurchased the 800,000 shares of its common stock originally issued to the former shareholders of LLB and divested itself of LLB. The Company has accounted for this divestiture as a spin-off in accordance with Accounting Principles Board Statement ("APB") No. 29. The repurchase was considered to be a distribution of nonmonetary assets to the former shareholders of LLB, whereby the rescission of prior business combination was based on the historical cost of the nonmonetary assets distributed and no gain or loss was recognized. The repurchase of the 800,000 shares is recorded as Treasury Stock at book value.

The Company has an investment in Creditmart.com, an internet credit reporting start-up company, of $150,000 as of March 31, 2000. The President of Creditmart.com is a stockholder and former director of the Company. The Company also guarantees a sub-lease of office space for Creditmart.com. The President of Creditmart.com has pledged the Company 50,000 shares of his Common Stock in the Company as collateral for the guarantee. The sub-lease agreement calls for monthly payments of approximately $14,400 and continues until June 2002.

In December 1999, the Company acquired Vestin Capital Inc., formerly known as DM Financial Services, Inc., a broker-dealer registered in 49 states. The Company also acquired DM Mortgage Advisors, Inc., an Arizona based mortgage-funding business, which has changed its name to Vestin Mortgage Advisors ("VM Advisors"), in exchange for the Company's Common Stock. Both companies were wholly owned by Michael V. Shustek, who received 10,300 shares of the Company's Common Stock for Vestin Capital, and 17,700 shares of the Company's Common Stock for VM Advisors.

The Company's wholly owned subsidiary Vestin Mortgage is the manager of Vestin Fund I, LLC, formerly DM Mortgage Investors, LLC, a Nevada limited liability company primarily engaged in the business of mortgage lending ("VF I"). VF I raised $100 Million in a public offering to invest in mortgages. The Company has approximately $147,000 due to VF I at March 31, 2001. This balance bears no interest and is due on demand. Vestin Mortgage's investment in VF I is approximately $1,163,000, and is less than 5% of VF I's equity. Under the management agreement, Vestin Mortgage is entitled to receive a management fee of up to 0.25% of the aggregate capital contributions, paid monthly in arrears and up to 3.0% of the selling proceeds for reselling foreclosed properties. As of March 31, 2001, Vestin Mortgage received approximately $32,000 in management fees. Vestin Mortgage will also receive from the borrowers of VF I loan evaluation and processing fees, loan placement fees, servicing fees and extension fees. Total fees received by Vestin Mortgage from the borrowers were approximately $3,716,000 as of March 31, 2001.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership and changes in ownership with the SEC within specified time periods. Such officers, directors and beneficial stockholders must also furnish copies of those reports to the Company.

Based solely on a review of the copies of reports furnished to the Company, the Company believes that during the preceding year all filing requirements for executive officers, directors and over 10% stockholders were met, except that Ira Levine failed to file a Form 3 within the required timeframe and none of the officers or directors have filed requests with respect to their receipt on October 31, 2000 of options to purchase the Company's Common stock. Mr. Levine has not purchased or sold any of his shares of the Company's common Stock since becoming an executive officer and none of the optionees has purchased or sold any of their shares since the date of their option grants.

                                     ITEM 2.
                           RATIFICATION OF APPOINTMENT
                                   OF AUDITORS

The Board of Directors has selected Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and recommends that the stockholders vote for ratification of such appointment. Grant Thornton LLP has served as the Company's principal accountant since 2000. A representative of Grant Thornton LLP is expected to be at the Annual Meeting and will be permitted to make a statement to the stockholders if such representative desires and to respond to any appropriate questions addressed by stockholders to the auditors.

AUDIT FEES

For Fiscal 2000, the Company incurred $90,992 in accounting fees. Grant Thornton LLP audited the Company's fiscal 2000 financial statements and conducted reviews of the Company's financial information in its 2000 quarterly reports and first quarter 2001 report filed with the SEC.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Grant Thornton LLP did not provide any services regarding the Company's financial information systems.

ALL OTHER FEES

In Fiscal 2000, GT LLP received $5,798 in other fees on behalf of the Company.

The Audit Committee has considered whether the provisions mentioned above are compatible with maintaining Grant Thornton LLP's independence.

The firm of Hansen, Barnett, & Maxwell audited the Company's financial statements in 1999. During such audit, there were no disagreements with Hansen, Barnett, & Maxwell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and Hansen, Barnett, & Maxwell's reports on the Company's financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Board of Directors determined that the Company should consider retaining a larger accounting firm with a national presence in view of the Company's growth and thus retained Grant Thornton LLP in 2000.

If ratification of this appointment of independent auditors is not approved by the affirmative vote of a majority of votes cast on this matter, then such appointment will be reconsidered by the Board of Directors. Unless marked to the contrary, any proxy received will be voted FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                  OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the person voting the proxies.

ANNUAL REPORT

The Annual Report of the Company, which was mailed to stockholders with this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered part of these proxy-soliciting materials.

The Company will provide upon written request, without charge to each stockholder of record as of the Record Date, any exhibits listed in the Annual Report. Any such request should be directed to the Company's Secretary at the Company's executive offices located at 2901 El Camino Avenue, Las Vegas, Nevada 89102.

VOTING BY PROXY

     In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any stockholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

                  STOCKHOLDER PROPOSALS -- 2002 ANNUAL MEETING

If any stockholder desires to submit a proposal for action at next year's annual meeting, it must be received by the Secretary of the Company, at the Company's corporate offices located at 2901 El Camino Avenue, Las Vegas, Nevada 89102, on or before April 4, 2002.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                        By Order of the Board of Directors

                                        /s/ Ira S. Levine

                                        IRA S. LEVINE
                                        Secretary



Dated: Las Vegas, Nevada
August _____, 2001

                               VESTIN GROUP, INC.

                                      PROXY

                       - Annual Meeting of Stockholders -

                                September 4, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               VESTIN GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Vestin Group, Inc., hereby constitutes and appoints Michael V. Shustek, Stephen J. Byrne and Lance K. Bradford, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to act and vote for and in the name, place and stead of the undersigned, at the 2001 Annual Meeting of Stockholders of the Company, to be held at Bally's Hotel and Casino located at 3645 Las Vegas Blvd. South, Las Vegas, Nevada 89109, on September 4, 2001 at 1:00 p.m., Pacific Standard Time, and at any adjournment(s) or postponement(s) thereof, the number of votes the undersigned would be entitled to cast if present upon all matters referred to below and described in the Proxy Statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting:

(1)  ELECTION OF DIRECTORS.

FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED) [ ]

WITHHOLD ALL [ ]

     Nominees: Michael J. Shustek, Stephen J. Byrne, Robert J. Aalberts, Lance
     K. Bradford, John E. Dawson, Robert E. Forbuss, Robert A. Groesbeck, James
     C. Walsh and Steve DuCharme.  Authority is withheld as to the following:
     _________________________



(2) RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

FOR [ ]

AGAINST [ ]

ABSTAIN [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE, FOR THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:  __________, 2001

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURES:


-----------------------------------

-----------------------------------

Please return this proxy, properly
completed, dated and signed, in the
enclosed, postage-paid envelope to
Stock Trans, Inc.

I Will ____ Will not ____ attend the Meeting.